DEFINITIVE INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                           Commonwealth Equities, Inc.
                          -----------------------------
                (Name of Registrant as Specified In Its Charter)

                           Commonwealth Equities, Inc.
                          -----------------------------
                (Name of Person(s) Filing Information Statement)

Payment of Filing Fee (Check the appropriate box):
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1)       Title of each class of securities to which transaction applies:
2)       Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)       Proposed maximum aggregate value of transaction:
5)       Total fee paid:

[ ]      Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount previously paid:
2)       Form, Schedule or Registration Statement No.:
3)       Filing Party:
4)       Date Filed:

                           Commonwealth Equities, Inc.
                            74-923 Hwy 111, Suite 185
                         Indian Wells, California 92210
                              Phone: (972) 490-8625


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                            -------------------------

                        PRELIMINARY INFORMATION STATEMENT

                            -------------------------

         This Preliminary Information Statement is furnished by the Board of Directors (the "Board") of Commonwealth Equities, Inc. (the "Company") to stockholders of the Company pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with:

         1)       the  Plan  of  Merger   ("Merger")   changing   the  state  of
                  incorporation from Delaware to Nevada; and

         2) the amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company authorizing change in the Company's corporate name from Commonwealth Equities, Inc. to Sun Vacation Properties Corporation; and

         3) the increase in authorized Common Stock to 200,000,000, par value $0.001, increase in authorized Preferred Stock to 25,000,000, par value $0.001; and

         4) the 1 for 10 Reverse Split ("Reverse Split") of the issued and outstanding common stock of the Company; and

         5)       to  ratify  Von G.  Batesole  to  serve  as  director  for the
                  following   year  and  until  his  successor  is  elected  and
                  qualified.

         The forgoing actions have been unanimously approved by the Board. As required by the Delaware General Corporation Law (the "DGCL"), the Amendment has been approved by the holders of a majority of the outstanding shares of the Company's common stock by written consent in lieu of a meeting pursuant to
Section 228(a) of the DGCL. The Amendment will become effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware which, pursuant to Rule 14c-2 under the Exchange Act, will not take place until a date at least 20 days following the date on which the Definitive Information Statement is mailed to the stockholders of the Company.

         It is anticipated that the Reverse Stock Split will become effective twenty (20) days after March 12, 2003, the date this Information Statement is first sent to the stockholders.

         The Definitive Information Statement will also serve as notice to stockholders of an action taken by less than unanimous written consent as required by Section 228(e) of the DGCL.

         The Definitive Information Statement will be mailed to stockholders on or about March 12, 2003.

         STOCKHOLDERS OF THE COMPANY ARE NOT BEING ASKED FOR A PROXY AND
                  ARE NOT REQUESTED TO SEND THE COMPANY A PROXY

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

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         As of February 17, 2003,  there were issued and outstanding  49,730,615 shares of common stock, par value $.001 per share (the "Common Stock"), representing the only outstanding class of voting securities of the Company. Each share of Common Stock entitles its holder to one vote. As of February 17, 2003, holders of 29,579,942 Common shares of stock (60%) approved by written consent the forgoing actions.

                       PRINCIPAL STOCKHOLDERS AND SECURITY
                             OWNERSHIP OF MANAGEMENT

          Security Ownership of Owners of More than Five Percent of the Outstanding Shares of Common Stock, Directors, Executive Officers and
                 all Directors and Executive Officers as a Group

         The following table sets forth certain information, as of February 17, 2003, concerning beneficial ownership of the Common Stock calculated based on 49,730,615 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each named executive officer as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

     Name and Address              Amount of Beneficial
  of Beneficial Owner                  Ownership            Percentage of
                                      Class
---------------------------        --------------------      -----------

Capital Consulting Group            24,430,000 shares           49.1%
Von G. Batesole (1)
611 S. Palm Canyon #7, Suite 443
Palm Springs, California

Peter Porath (2)                     1,000,191 shares            2.0%
444 Park Forest Way
Wellington, Florida 33414

BBX Unit Investment Trust            2,924,971 shares            5.9%
C/O Pecos Financial, LLC
5710 LBJ Freeway, Suite 215
Dallas, Texas 75240

All Executive Officers and          25,430,191 shares           51.1%
Directors as a Group

         (1)      Von G. Batesole is Director of Commonwealth Equities, Inc. and
                  owns  100%  of  the  outstanding   capital  stock  in  Capital
                  Consulting  Group.
         (2)      Peter Porath is a director of the Registrant.

                 CHANGE IN THE COMPANY'S STATE OF INCORPORATION
                            FROM DELAWARE TO NEVADA

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         We believe  that  changing our  domicile  from  Delaware to Nevada will allow us to avail ourselves of the full advantages of the Nevada Revised Statutes as well as other tax advantages of doing business in Nevada, such as no state income tax. The change in domicile may change the way in which we take actions requiring shareholder approval without holding a shareholders' meeting. Nevada corporate law provides that we can take actions requiring shareholder approval by obtaining written consent of the majority of shares entitled to vote on any action without holding a shareholders' meeting. In other words, if we become a Nevada corporation we will be able to take actions requiring shareholder approval without holding a shareholder meeting, so long as we obtain written approval of the action by the shareholder(s) holding at least 50.1% of the shares entitled to vote on the action rather than having to obtain the written approval of 100% of our shareholders. Additionally, the costs associated with a Nevada domicile are less than in Delaware.

Comparative Rights of Shareholders.

         When the merger is completed, the rights of shareholders will be governed by Sun Vacation Properties Corporation-Nevada's articles of incorporation and bylaws and the Nevada Revised Statutes ("NRS"). Shareholders should consider the following comparison of the NRS and SVPC-Nevada's articles of incorporation and bylaws, on the one hand, and the Delaware General Corporation Law ("DGCL") and the Company's existing articles of incorporation and bylaws, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the NRS and SVPC-Nevada's articles of incorporation and bylaws and the DGCL and the Company's articles of incorporation and bylaws. SVPC-Nevada's articles of incorporation and its bylaws are available for inspection and copying upon request by any shareholder. The Company's existing articles of incorporation and bylaws are also available for inspection and copying upon request by any shareholder. The NRS and SVPC-Nevada's articles of incorporation and bylaws contain provisions that could have an anti- takeover effect. The provisions included in SVPC-Nevada's bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of SVPC-Nevada that the Board of Directors does not believe is in the best interests of shareholders.

         The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the Board of Directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. Under the NRS, the vote of the shareholders of a corporation surviving a merger is not required if: (a) The articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger; (b) each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and
(d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger. The DGCL contains similar provisions.

         Under the NRS and DGCL, unless the articles of incorporation of a corporation otherwise provides, amendments of its articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

         Under the DGCL, directors can amend the bylaws of a corporation only if the right to do so is expressly conferred upon the directors in its articles of incorporation. In contract, under NRS the directors are free to amend the bylaws.

         Under the NRS and DGCL, a special meeting of shareholders can be called by the corporation's board of directors or by any person or persons as may be authorized by the corporation's articles of incorporation or bylaws. Under SVPC-Nevada's bylaws special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting. The Company's bylaws contain similar provisions.

         Both the NRS and the DGCL permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or bylaws expressly provide otherwise. If proposed corporate action is taken without a meeting by less than the unanimous written consent of shareholders, the DGCL require that prompt notice of the taking of the action be sent to those shareholders who have not consented in writing (the NRS does not requires this). SVPC-Nevada's bylaws provide that corporate action without a meeting of shareholders may be taken by a majority of the outstanding shares of the company. Under the Company's bylaws, such corporate action may be taken by the holders of all of the shareholders entitled to vote with respect to the subject matter thereof.

         The bylaws of the Company provide that the number of Directors shall not be less than three or more than nine as directed by the Board of Directors. SVPC-Nevada's bylaws specify not less than one. As of the date of this Information Statement, the Board of Directors of the Company consisted of two persons. Under both bylaws, the directors are to serve until the next annual meeting of the shareholders.

         No holder of SVPC-Nevada common stock or the Company common stock has the right to vote cumulatively in the election of directors.

         Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation's articles of incorporation. Under the NRS, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote. The bylaws of both the Company and SVPC-Nevada are silent with respect to the removal of directors; therefore, state law would control. Under both the SVPC-Nevada and the Company bylaws, newly created directorships resulting from any increase in the number of directors or any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office. In addition, both bylaws provide that the directors elected to fill vacancies on the board of directors will hold office until the annual meeting of the shareholders.

         The NRS and DGCL both have provisions and limitations regarding directors' liability. The NRS and DGCL permit a corporation to include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. However, under DGCL this provision may not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit. Under the NRS, the limitation of liability is for other than acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law. Neither the articles of incorporation nor bylaws of SVPC-Nevada or the Company contain any provisions with regard to liability. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, these provisions have no effect on the availability of equitable remedies like an injunction or rescission based on a director's breach of his duty of care. These provisions apply to an officer only if he/she is also a director and is acting in the capacity as a director, and does not apply to officers who are not directors.

         Both the NRS and DGCL  generally  permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination: By a majority of the disinterested directors, even though less than a quorum; by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or by a majority vote of the shareholders, at a meeting at which a quorum is present. Both NRS and DGCL require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both NRS and DGCL permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified. Neither the articles of incorporation nor bylaws of SVPC-Nevada or the Company contain any provisions with regard to indemnification of directors and officers.

         Both the NRS and DGCL permit corporations to purchase or redeem their own shares of capital stock, except, under DGCL, when the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

         No holder of SVPC-Nevada common stock or the Company common stock has a preemptive right to subscribe to any or all additional issues of the stock of SVPC-Nevada or the Company, respectively.

         Under both the NRS and DGCL, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                            CHANGE IN CORPORATE NAME

       REASON FOR THE NAME CHANGE FROM COMMONWEALTH EQUITIES, INC. TO SUN
                        VACATION PROPERTIES CORPORATION

         By changing our name we believe we will better reflect our business plan to acquire assets and/or merge with businesses. We believe this new name will improve our marketability from a financial and public relations standpoint.

               REASON FOR THE CHANGE IN THE AUTHORIZED COMMON AND
                         PREFERRED STOCK OF THE COMPANY

         The Amended and Restated Certificate of Incorporation is also being amended to increase the authorized Common Stock from 50,000,000, par value $0.001 to 200,000,000, par value $0.001 and increase the authorized Preferred Stock from 1,000,000, par value $0.001 to 25,000,000, par value $0.001.

         The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock, in an amount adequate to provide for the Company's future needs. The additional shares of Common Stock to be authorized by the Amendment will be available for issuance from time-to-time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing.

                                  REVERSE SPLIT

         As a result of this approval, the Company will file Amended and Restated Articles of Incorporation with the Division of Corporations of the State of Nevada which will affect the Reverse Split. The Reverse Split will not change the number of authorized shares of common stock or the par value of the Company's common stock. Except for any changes as a result of the rounding up of fractional shares, each stockholder will hold the same percentage of common stock outstanding after the Reverse Split as such stockholder did immediately prior to the split.

Purpose

         The Board of Directors desires to implement the Reverse Split because it believes that a higher stock price will enable the Company to satisfy the per share minimum bid price. A higher stock price may also help generate investor interest in the Company, and help the Company attract and retain employees and other interests.

Certain Risks Associated With the Reverse Split

         There can be no assurance that the total market capitalization of the Company's common stock after the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per share market price of the Company's common stock following the Reverse Split will either exceed or remain higher than the current per share market price.

         There can be no assurance that the market price for the New Shares after the Reverse Split will rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the Reverse Split.

         Accordingly, the total market capitalization of the Company's common stock after the Reverse Split may be lower than the total market capitalization before Reverse Split and, in the future, the market price of the Company's common stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before a reverse stock split.

         There can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors and brokers.

         There can be no assurance that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other interests.

         While the Board of Directors believes that a higher stock price may help the Company attract and retain employees and other interests who are less likely to work for a company with a low stock price, there can be no assurance that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

         A decline in the market price for the Company's common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split and the liquidity of the Company's common stock could be adversely affected following the Reverse Split.

         The market price of the Company's common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is affected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before a reverse stock split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Principal Effects of the Reverse Stock Split

         Corporate Matters. The Reverse Split will have the following effects:

         o ten (10) Old Shares owned by a stockholder would be exchanged for one(1)New Share;

         o the number of shares of the Company's common stock issued and outstanding will not change;

         The Reverse Split will be affected simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The Reverse Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to one (1) New Share. This will avoid the necessity of making nominal cash payments to a number of holders of fractional shares. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by ten (10) will be entitled to receive one (1) New Share.

         The Reverse Split will result in some stockholders owning "odd lots" of less than 100 shares of the Company's common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

         Authorized Shares. Upon the effectiveness of the Reverse Split, the number of authorized shares of common stock as provided in the Company's Articles of Incorporation will remain, as amended, at 200,000,000. Accordingly, upon effectiveness the Reverse Split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding. As of the Record Date, the Company had 49,730,615 shares of common stock issued and outstanding prior to the acquisition of Sun Vacation Properties Corporation. Authorized but unissued shares will remain available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Company's common stock may be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Company's common stock.

         Accounting Matters. The Reverse Split will not affect the par value of the Company's common stock. As a result, as of the effective time of the Reverse Split, the stated capital on the Company's balance sheet attributable to the Company's common stock will be reduced proportionately based on Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of certain material federal income tax consequences of the Reverse Stock Split, if any, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT

         No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-split shares exchanged for them. The stockholder's holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

         The Company will file Amended and Restated Articles of Incorporation ("Amended Articles") with the Division of Corporations of the State of Nevada to make the Reverse Split effective. It is anticipated that the Amended Articles will be filed on that date which is 20 days after this Information Statement is first mailed to stockholders March 12, 2003 (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amended Certificate to effect the Reverse Split, will be in substantially the form attached hereto as Exhibit A; provided, however, that the text of the form of Amended Articles attached hereto is subject to modification to include such changes as may be required by the Division of Corporations of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split, including the insertion of the Effective Date.

         As soon as possible after the Effective Date, stockholders will be notified that the Reverse Split has been affected. The Company's transfer agent, Corporate Stock Transfer, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

                APPROVAL OF VON G. BATESOLE TO SERVE AS DIRECTOR

         It is recommended and approved that Von G. Batesole shall serve as director of the Registrant until the next annual meeting of the shareholders.

         Mr. Batesole, 53, is the Chief Executive Officer and President of Sun Vacation Properties Corporation and the Registrant. Mr. Batesole is an experienced property developer, with particular emphasis in acquisitions and financing of properties. From 1994 to present, Mr. Batesole has been a real estate entrepreneur focusing his efforts on building one of the largest vacation ownership programs in China. From 1984 to 1994, Mr. Batesole was President of

International Realty and Vice President of Speer Development, both subsidiaries of Continental Paragon Corporation, in Seattle, Washington. In these positions, he was responsible for analyzing real estate costs for acquisition of existing complexes and acquiring land for development of new projects.

         His duties included all costing and determining profitability, arranging permits, financing for new projects in Washington and Oregon. He was responsible for the build out of new projects and management of 40 employees and 6,000 multi-family rental units, as well as overseeing the sell out of several properties to E.F. Hutton, New York. In addition, Mr. Batesole directed over $200 million of real estate syndicated acquisitions in the Northwest. He also headed up the resort development and vacation ownership sales and marketing operations in Washington and Oregon, including golf course development.

                                Approval Required

         The Board has unanimously approved the Amendments. Stockholders holding in the aggregate a majority of the outstanding shares of Common Stock, the only class of capital stock of the Company outstanding and entitled to vote have adopted a resolution by written consent in lieu of a meeting pursuant to Section 228(a) of the DGCL approving the Amendment. The Board has not solicited any proxies or consents from any other stockholders in connection with this action.

          Delivery of Documents to Security Holders Sharing an Address

         Unless the registrant has received instructions to the contrary from one or more of the security holders, only one information statement will be delivered to multiple security holders sharing an address. Upon written or oral request, a separate copy of the information statement will be delivered to a security holder at a shared address to which a single copy of the documents was previously delivered. If a security holder wishes to notify the Company that such security holder would like to request a separate copy, the security holder can contact the Company by sending a written request to 5710 LBJ Freeway, Suite 215, Dallas, Texas 75240 or by calling (972) 490-8625. Security holders sharing an address can also request that a single copy of the information statement be mailed to the address if such security holders are currently receiving multiple copies by contacting the Company via the contact information set forth above.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The Delaware General Corporation Law does not provide for dissenters' rights of appraisal in connection with an amendment to certificate of incorporation authorizing or increasing authorized shares of any class or series.

                                  By Order of the Board of Directors

                                  By: ____________________
                                  Von G. Batesole
                                  President

March __, 2003